Exhibit 99.1

Luna Innovations Reports Strong Second-Quarter 2019 Results

Raises 2019 Outlook

Highlights

•	Total revenues of $17.8 million for the three months ended June 30, 2019, up 80% compared to the three months ended June 30, 2018

•	Products and licensing revenues of $11.4 million for the three months ended June 30, 2019, up 155% compared to the three months ended June 30, 2018

•
Net income of $0.8 million, or $0.02 per fully diluted share, for the three months ended June 30, 2019, compared to $1.1 million, or $0.03 per fully diluted share, for the prior-year period, which included $0.8 million ($0.02 per share) in income from discontinued operations

•	Adjusted EBITDA improved to $2.4 million for the three months ended June 30, 2019, compared to $0.5 million for the three months ended June 30, 2018

•	Raises 2019 outlook

(ROANOKE, VA, August 7, 2019) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three and six months ended June 30, 2019.

“Building on a strong first quarter, the Luna team continued to exceed our goals and deliver excellent performance on the top- and bottom-lines,” said Scott Graeff, President and Chief Executive Officer of Luna. “I was particularly pleased to see continued robust performance from our legacy products, in addition to those products that came to us through the Micron Optics and General Photonics acquisitions. Our first-half performance gives us the confidence to increase our 2019 outlook. For full fiscal 2019, we now expect total revenues to be between $66 million to $69 million and adjusted EBITDA to be between $7.2 million to $7.6 million. With a half year to go, the Luna team remains focused on continuing to execute our strategy and fully integrate the acquisitions, while driving growth and delivering the tailored service and solutions our customers need.”

Second-Quarter Fiscal 2019 Financial Summary

Financial results for the three months ended June 30, 2019, continue the strong momentum from the beginning of the fiscal year. These results include a full quarter of the businesses of both Micron Optics, Inc. ("MOI"), acquired in October 2018, and General Photonics Corporation ("GP"), acquired in March 2019. Revenue and expenses related to Luna's optoelectronics business, which was divested in July 2018, are classified as discontinued operations in Luna's results of operations for the three months ended June 30, 2018. Highlights of the financial results for the three months ended June 30, 2019 are:

	Three Months Ended June 30,
	2019	2018	Change
Revenues:
Products and licensing	$11,372,664	$4,457,084	155.2%
Technology development	6,440,999	5,466,280	17.8%
Total revenues	$17,813,663	$9,923,364	79.5%

Gross profit	$8,751,915	$4,230,652	106.9%
Gross margin	49.1%	42.6%

Operating expense	$7,737,955	$4,025,684	92.2%
Operating income	$1,013,960	$204,968	394.7%

Net income	$840,292	$1,067,328	(21.3)%

Adjusted EBITDA	$2,395,658	$549,736	335.8%

A reconciliation of Adjusted EBITDA to net income can be found in the schedules included in this release.

Products and licensing revenue for the three months ended June 30, 2019, increased compared to the prior year period due largely to the inclusion of the incremental revenues from the acquisitions mentioned above. In addition, products and licensing revenue strongly increased from revenues associated with Luna’s communications test products and other Luna legacy products. Technology development revenues increased for the three months ended June 30, 2019, compared to the prior-year period due to growth in various government research programs.

The increase in operating expenses was due primarily to $2.6 million in expenses associated with the acquired operations of MOI and GP. Neither of these acquisitions were present in the second quarter of 2018.

Pre-tax income from continuing operations increased to $1.1 million for the three months ended June 30, 2019, compared to $0.3 million for the prior year fiscal quarter driven primarily by strong top-line performance and prudent expense management.

Net income attributable to common stockholders for the three months ended June 30, 2019, was $0.8 million, or $0.02 per fully diluted share, compared to net income attributable to common stockholders of $1.0 million, or $0.03 per fully diluted share, for the three months ended June 30, 2018. The slight decrease in net income attributable to common stockholders was driven by the income from discontinued operations recognized in the second quarter of 2018. Net income attributable to common stockholders for the three months ended June 30, 2019, also included $0.5 million of non-cash expenses for share-based compensation and amortization of intangible assets associated with the acquisitions of MOI and GP.

Adjusted EBITDA was $2.4 million for the three months ended June 30, 2019, compared to $0.5 million for the three months ended June 30, 2018. The growth was driven by strong top-line growth from both organic businesses and acquisitions, and prudent expense management.

First-Half Fiscal 2019 Financial Summary
Highlights of the financial results for the six months ended June 30, 2019 are:

	Six Months Ended June 30,
	2019	2018	Change
Revenues:
Products and licensing	$19,565,039	$8,588,838	127.8%
Technology development	13,081,742	10,103,056	29.5%
Total revenues	$32,646,781	$18,691,894	74.7%

Gross profit	$15,519,548	$8,070,278	92.3%
Gross margin	47.5%	43.2%

Operating expense	$15,421,944	$8,238,766	87.2%
Operating income/(loss)	$97,604	$(168,488)

Net income	$1,966,171	$1,216,003	61.7%

Adjusted EBITDA	$3,335,274	$497,398	570.5%

2019 Full-Year Outlook:
Based upon a strong first-half 2019 performance, Luna is raising its 2019 outlook:

•	Total revenues in the range of $66 million to $69 million for full fiscal 2019, up from $60 million to $65 million; and

•	Adjusted EBITDA in the range of $7.2 million to $7.6 million for full fiscal 2019, up from $6.0 million to $6.5 million.

Luna is not providing an outlook for net income, which is the most directly comparable generally accepted accounting principles ("GAAP") measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by GAAP. Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today to discuss its financial results for the three and six months ended June 30, 2019. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 1994289. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected 2019 financial results and its business focus. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended March 31, 2019, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contacts:
Jane Bomba                        Sally J. Curley
Luna Innovations Incorporated                Luna Innovations Incorporated
Phone: 303-829-1211                    614-530-3002
Email: IR@lunainc.com                    IR@lunainc.com

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues:
Products and licensing	$11,372,664	$4,457,084	$19,565,039	$8,588,838
Technology development	6,440,999	5,466,280	13,081,742	10,103,056
Total revenues	17,813,663	9,923,364	32,646,781	18,691,894
Cost of revenues:
Products and licensing	4,577,774	1,747,585	7,827,112	3,322,988
Technology development	4,483,974	3,945,127	9,300,121	7,298,628
Total cost of revenues	9,061,748	5,692,712	17,127,233	10,621,616
Gross profit	8,751,915	4,230,652	15,519,548	8,070,278
Operating expense:
Selling, general and administrative	6,002,613	3,265,408	12,228,709	6,598,898
Research, development and engineering	1,735,342	760,276	3,193,235	1,639,868
Total operating expense	7,737,955	4,025,684	15,421,944	8,238,766
Operating income/(loss)	1,013,960	204,968	97,604	(168,488)
Other income/(expense):
Investment income	76,813	99,844	268,020	175,756
Other expense	(3,056)	(9,369)	(4,452)	(20,223)
Interest expense	(52)	(34,484)	(12,775)	(75,131)
Total other income	73,705	55,991	250,793	80,402
Income/(loss) from continuing operations before income taxes	1,087,665	260,959	348,397	(88,086)
Income tax expense/(benefit)	247,373	(38,269)	(1,617,774)	(115,236)
Net income from continuing operations	840,292	299,228	1,966,171	27,150
Income from discontinued operations, net of income tax of ($59,864) and $18,499	—	768,100	—	1,188,853
Net income	840,292	1,067,328	1,966,171	1,216,003
Preferred stock dividend	89,549	63,235	172,607	127,660
Net income attributable to common stockholders	$750,743	$1,004,093	$1,793,564	$1,088,343
Net income per share from continuing operations:
Basic	$0.03	$0.01	$0.07	$—
Diluted	$0.02	$0.01	$0.06	$—
Net income per share from discontinued operations:
Basic	$—	$0.03	$—	$0.04
Diluted	$—	$0.02	$—	$0.04
Net income per share attributable to common stockholders:
Basic	$0.03	$0.04	$0.06	$0.04
Diluted	$0.02	$0.03	$0.05	$0.03
Weighted average common shares and common equivalent shares outstanding:
Basic	28,246,840	27,531,361	28,143,534	27,368,185
Diluted	33,650,790	31,506,745	33,588,951	31,257,277

Luna Innovations Incorporated
Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,537,673	$42,460,267
Accounts receivable, net	13,845,438	13,037,068
Receivable from sale of HSOR business	2,500,375	2,500,000
Contract assets	3,094,279	2,422,495
Inventory	9,732,937	6,873,742
Prepaid expenses and other current assets	1,063,124	935,185
Total current assets	53,773,826	68,228,757
Long-term contract assets	386,350	336,820
Property and equipment, net	3,752,698	3,627,886
Intangible assets, net	10,952,448	3,302,270
Goodwill	10,345,249	101,008
Other assets	2,978,346	1,995
Total assets	$82,188,917	$75,598,736
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$—	$619,315
Current portion of capital lease obligations	—	40,586
Accounts payable	3,000,066	2,395,984
Accrued liabilities	8,972,412	6,597,458
Contract liabilities	2,407,830	2,486,111
Total current liabilities	14,380,308	12,139,454
Long-term deferred rent	—	1,035,974
Other long-term liabilities	2,620,446	—
Long-term capital lease obligations	—	68,978
Total liabilities	17,000,754	13,244,406
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at June 30, 2019 and December 31, 2018	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 29,606,604 and 29,209,506 shares issued, 28,300,766 and 27,956,401 shares outstanding at June 30, 2019 and December 31, 2018, respectively	30,557	30,120
Treasury stock at cost, 1,305,838 and 1,253,105 shares at June 30, 2019 and December 31, 2018, respectively	(2,337,110)	(2,116,640)
Additional paid-in capital	87,004,906	85,744,750
Accumulated deficit	(19,511,512)	(21,305,222)
Total stockholders’ equity	65,188,163	62,354,330
Total liabilities and stockholders’ equity	$82,188,917	$75,598,736

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2019	2018
	(unaudited)
Cash flows provided by/(used in) operating activities
Net income	$1,966,171	$1,216,003
Adjustments to reconcile net income to net cash provided by/(used in) operating activities
Depreciation and amortization	1,165,609	622,577
Share-based compensation	720,649	212,149
Bad debt expense	—	6,000
Gain on sale of discontinued operations, net of tax	—	(1,000)
Accounts receivable	712,805	(1,522,604)
Contract assets	(721,315)	(645,824)
Inventory	(161,196)	(482,194)
Other current assets	(17,483)	164,809
Accounts payable and accrued expenses	(2,313,551)	(253,372)
Contract liabilities	(234,854)	(2,053,566)
Net cash provided by/(used in) operating activities	1,116,835	(2,737,022)
Cash flows used in investing activities
Acquisition of property and equipment	(405,795)	(198,012)
Intangible property costs	(136,852)	(185,909)
Acquisition of General Photonics Corporation	(19,004,250)	—
Proceeds from sale of property and equipment	—	1,000
Net cash used in investing activities	(19,546,897)	(382,921)
Cash flows used in financing activities
Payments on finance lease obligations	(14,545)	(25,309)
Payments of debt obligations	(625,000)	(916,665)
Repurchase of common stock	(220,470)	(466,894)
Proceeds from the exercise of options and warrants	367,483	840,078
Net cash used in financing activities	(492,532)	(568,790)
Net decrease in cash and cash equivalents	(18,922,594)	(3,688,733)
Cash and cash equivalents-beginning of period	42,460,267	36,981,533
Cash and cash equivalents-end of period	$23,537,673	$33,292,800

Luna Innovations Incorporated
Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Net income	$840,292	$1,067,328	$1,966,171	$1,216,003
Less income from discontinued operations, net of income tax	—	768,100	—	1,188,853
Net income from continuing operations	840,292	299,228	1,966,171	27,150
Interest expense	52	34,484	12,775	75,131
Investment income	(76,813)	(99,844)	(268,020)	(175,756)
Tax expense/(benefit)	247,373	(38,269)	(1,617,774)	(115,236)
Depreciation and amortization	652,585	236,594	1,165,609	473,960
EBITDA	1,663,489	432,193	1,258,761	285,249
Share-based compensation	377,884	117,543	720,649	212,149
Non-recurring charges (1)	43,674	—	941,716	—
Amortization of inventory step-up	310,611	—	414,148	—
Adjusted EBITDA	$2,395,658	$549,736	$3,335,274	$497,398

(1) Non-recurring charges consist of transaction-related expenses incurred during the six months ended June 30, 2019, related to the acquisition of General Photonics.
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